Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on October 6, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Dynegy Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5653152 (I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas 77002
(713) 507-6400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Catherine B. Callaway
Executive Vice President, General Counsel and Chief Compliance Officer
Dynegy Inc.
601 Travis, Suite 1400
Houston, Texas 77002
(713) 507-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Gary Kashar
David Johansen
Colin Diamond
White & Case LLP
1155 Avenue of the Americas
New York, NY 10036
(212) 819-8200

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock, par value $0.01 per share

Preferred Stock, par value $0.01 per share

Debt Securities

Guarantees of Debt Securities

Warrants

Units(2)

Depositary Shares

Purchase Contracts

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

Dynegy Inc.

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Units
Depositary Shares
Purchase Contracts

        We may offer from time to time common stock, preferred stock, debt securities, guarantees of debt securities, warrants, units, depositary shares or purchase contracts. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. The preferred stock and debt securities may be convertible into or exchangeable for our common stock or other securities. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Our common stock is listed on the New York Stock Exchange under the symbol "DYN."

        Investing in our securities involves risks. See "Risk Factors" beginning on page 2 of this prospectus and those contained or incorporated by reference herein or in any prospectus supplement or any free writing prospectus from time to time before making an investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 6, 2014

 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatically effective registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we and/or the selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings and with prices and other terms to be determined. This prospectus provides you with a general description of the securities we and/or the selling securityholders may offer. Each time we and/or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related pricing supplement or free writing prospectus, together with the additional information incorporated by reference into this prospectus as described under the heading "Incorporation of Certain Information by Reference" before making an investment in our securities.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

        In this prospectus, the terms "DYN," "we," "us," "our" and "Dynegy" refer to Dynegy Inc. and its subsidiaries.

RISK FACTORS

        An investment in our securities involves risks. You should carefully consider the risk factors contained in Item 1A of our most recent Annual Report on Form 10-K and other subsequent filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, each of which is incorporated by reference, and those risk factors that may be included or incorporated by reference under the caption "Risk Factors" in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement or any free writing prospectus before making an investment decision. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        Certain statements contained or incorporated by reference in this prospectus which are not statements of historical fact constitute "forward looking statements," which involve risks and uncertainties. All statements included or incorporated by reference into this prospectus, other than statements of historical fact, that address activities, events or developments that we believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment of the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "plan," "may," "will," "should," "expect" and other words of similar meaning.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy at prescribed rates any document that we file at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available on the SEC's website at http://www.sec.gov.

        You may also obtain any of these filings incorporated by reference into this prospectus from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such filing, by requesting a copy in writing, or by telephoning, the office of the Investor Relations Department, Dynegy Inc., 601 Travis, Suite 1400, Houston, Texas 77002, telephone number (713) 507-6400, or through the "Investor Relations" section of our website at www.dynegy.com.

INCOPORATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013;

  •
  our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2014 and for the quarterly period ended June 30, 2014;

  •
  the information responsive to Part III of Form 10-K for the year ended December 31, 2013 provided in our Definitive Proxy Statement on Schedule 14A, filed on April 11, 2014;

  •
  "Annex A: Financial Statements Relating to AER" included in our registration statement on Form S-3ASR filed on October 2, 2013;

  •
  the "Unaudited Pro Forma Condensed Combined Financial Information" filed as Exhibit 99.1 to the registration statement of which this prospectus forms a part;

  •
  our Current Reports on Form 8-K filed November 19, 2013, February 27, 2014, June 2, 2014, August 26, 2014, September 22, 2014 and October 6, 2014 (to the extent such reports are filed); and

  •
  all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement.

        Any reports filed by us with the SEC on or after the date of this prospectus and before the date that the offering of any securities by means of this prospectus and an accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference into this prospectus. Notwithstanding the above, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. To obtain copies of these filings, see "Where You Can Find More Information."

DYNEGY INC.

        Our primary business is the production and sale of electric energy, capacity and ancillary services. We operate a portfolio of generation assets that is diversified in terms of dispatch profile, fuel type and geography. Our Coal and Illinois Power Holdings segments are fleets of baseload coal facilities, located in Illinois, that dispatch around the clock throughout the year. Our Gas segment operates both intermediate and peaking natural gas facilities, located in the Midwest, Northeast and California. In addition to generating power, our generating facilities also receive capacity revenues through structured markets or bilateral tolling agreements, as local utilities and independent system operators ("ISOs") seek to ensure sufficient generation capacity is available to meet future market demands.

        We sell electric energy, capacity and ancillary services on a wholesale basis from our power generation facilities. In connection with the acquisition of New Ameren Energy Resources, LLC and its subsidiaries on December 2, 2013, we began serving residential, municipal, commercial and industrial consumers through our Homefield Energy retail business in Illinois. Wholesale electricity customers will, for reliability reasons and to meet regulatory requirements, contract for rights to capacity from generating units. Ancillary services are the products of a power generation facility that support the transmission grid operation, follow real-time changes in load and provide emergency reserves for major changes to the balance of generation and load. Retail electricity customers purchase energy and these related services in the deregulated retail energy market. We sell these products individually or in combination to our customers for various lengths of time ranging from hourly to multi-year transactions.

        We do business with a wide range of customers, including: regional transmission organizations and ISOs, integrated utilities, municipalities, electric cooperatives, transmission and distribution utilities, power marketers, financial participants such as banks and hedge funds, and residential, commercial and industrial end-users. Some of our customers, such as municipalities or integrated utilities, purchase our products for resale in order to serve their retail, commercial and industrial customers. Other customers, such as some power marketers, may buy from us to serve their own wholesale or retail customers or as a hedge against power sales they have made.

        Our principal executive offices are located at 601 Travis, Suite 1400, Houston, Texas 77002. Our telephone number is (713) 507-6400 and we have a website accessible at www.dynegy.com. The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

        To find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including without limitation acquisitions, working capital, repayment of debt and capital expenditures. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale. Additional information on the use of the net proceeds may be provided in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our ratio of earnings to fixed charges for the periods indicated:

								Year Ended December 31,
	Successor						Predecessor
	Six Months Ended June 30, 2014		Year Ended December 31, 2013		October 2 Through December 31, 2012		January 1 Through October 1, 2012	2011		2010		2009
Ratio of earnings to fixed charges(1), (2)	—	(3)	—	(3)	—	(3)	2.13	—	(3)	—	(3)	—	(3)

(1)
For purposes of computing the ratio of earnings to fixed charges, "earnings" are defined as pre-tax income from continuing operations before adjustment for earnings from equity investments plus fixed charges. "Fixed charges" consist of interest, whether capitalized or expensed, amortization of debt expense and the estimated interest component of rent expense.

(2)
For the periods presented, we had no preferred shares outstanding. Therefore, the ratios of earnings to combined fixed charges and preferred share dividends for the periods indicated equal the ratios of earnings to fixed charges for the same periods.

(3)
For six months ended June 30, 2014, the year ended December 31, 2013, the period from October 2 through December 31, 2012 and the years ended December 31, 2011, 2010 and 2009 earnings were insufficient to cover fixed charges by $175 million, $419 million, $113 million, $587 million, $406 million and $1,107 million, respectively.

DESCRIPTION OF SECURITIES

        We and/or the selling securityholders may sell, from time to time, in one or more offerings, the following securities:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities;

  •
  guarantees of debt securities;

  •
  warrants;

  •
  units;

  •
  depositary shares; and

  •
  purchase contracts.

        We will set forth in the applicable prospectus supplement or other offering material a description of the common stock, preferred stock, debt securities, guarantees of debt securities, warrants, units, depositary shares and purchase contracts, which may be offered under this prospectus. Any preferred stock or debt securities may be convertible into or exchangeable for our common stock or other securities. The terms of the offering of securities, including the initial offering price and the net proceeds to us, will be contained in the prospectus supplement or other offering material relating to such offer. You should carefully read this prospectus, any prospectus supplement or other offering material before you invest in any of our securities.

PLAN OF DISTRIBUTION

        We and/or the selling securityholders may sell the securities from time to time (a) through underwriters or dealers; (b) through agents; (c) directly to one or more purchasers or other persons or entities; (d) through a combination of these methods of sale; or (e) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation in any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

VALIDITY OF SECURITIES

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by White & Case LLP.

EXPERTS

        The consolidated financial statements of Dynegy Inc. appearing in Dynegy Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Dynegy Inc.'s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

        The audited historical consolidated financial statements of Ameren Energy Resources Company, LLC included on pages A-43 through A-107 in "Annex A: Financial Statements Relating to AER" of Dynegy Inc.'s registration statement on Form S-3ASR dated October 2, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The combined financial statements of the Midwest Generation Business of Duke Energy Corporation as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, appearing as Exhibit 99.1 in Dynegy Inc.'s Current Report on Form 8-K dated October 6, 2014, which is incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph relating to certain income and expense allocations), which is incorporated herein by reference. Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined financial statements of EquiPower Resources Corp. and Subsidiaries and Brayton Point Holdings, LLC and Subsidiary as of and for the years ended December 31, 2013, 2012, and 2011 appearing as Exhibit 99.3 in Dynegy Inc.'s Current Report on Form 8-K dated October 6, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph relating to the sale of EquiPower Resources Corp. and Subsidiaries and Brayton Point Holdings, LLC and Subsidiary) which is incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	$	*
Printing		**
Legal fees and expenses (including Blue Sky fees)		**
Transfer agent and trustee fees and expenses		**
Rating agency fees		**
Accounting fees and expenses		**
Miscellaneous		**

TOTAL	$	**

*
Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**
Not presently known.

Item 15.    Indemnification of Directors and Officers

        Dynegy is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

        Article 6.1 of Dynegy's third amended and restated certificate of incorporation provides that a director of Dynegy shall not be personally liable to Dynegy or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. Article 6.2 of Dynegy's third amended and restated certificate of incorporation and Article XI of Dynegy's sixth amended and restated bylaws provide for indemnification of the officers and directors of Dynegy to the fullest extent permitted by the DGCL. Article 6.3 of Dynegy's third amended and restated certificate provides that any indemnification will be made in a specific case only as authorized by Dynegy's Board, a committee of the Board, independent legal counsel or the stockholders, upon a determination that indemnification is proper in the circumstances because the indemnitee met the applicable standard of conduct set forth in the third amended and restated certificate of incorporation. However, if a current or former director or officer has been successful in the defense of any covered action or proceeding, such person will be indemnified against expenses actually and reasonably incurred.

        The foregoing is only a general summary of certain aspects of Delaware law and the registrant's organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL and of the registrant's third amended and restated certificate of incorporation and sixth amended and restated bylaws.

        Dynegy has obtained directors' and officers' liability insurance, which insures against liabilities that its directors or officers may incur in such capacities.

Item 16.    Exhibits and Financial Statement Schedules

        Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.

Item 17.    Undertakings

        (a)   The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

         (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

        (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

        (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 2014.

Dynegy Inc.

By:	/s/ CLINT C. FREELAND

Name:	Clint C. Freeland
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Catherine B. Callaway and Heidi D. Lewis, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ PAT WOOD, III Pat Wood, III	Chairman	October 6, 2014
/s/ ROBERT C. FLEXON Robert C. Flexon	Director, President and Chief Executive Officer (Principal Executive Officer)	October 6, 2014
/s/ CLINT C. FREELAND Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 6, 2014
/s/ J. CLINTON WALDEN J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 6, 2014
/s/ HILARY E. ACKERMANN Hilary E. Ackermann	Director	October 6, 2014

Signature	Title	Date

/s/ PAUL M. BARBAS Paul M. Barbas	Director	October 6, 2014
/s/ RICHARD LEE KUERSTEINER Richard Lee Kuersteiner	Director	October 6, 2014
/s/ JEFFREY S. STEIN Jeffrey S. Stein	Director	October 6, 2014
/s/ JOHN R. SULT John R. Sult	Director	October 6, 2014

EXHIBIT INDEX

Exhibit No.		Document
1.1	*	Form of Underwriting Agreement
3.1
Third Amended and Restated Certificate of Incorporation of Dynegy Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Dynegy Inc. filed on October 4, 2012, File No. 001-33443).
3.2		Sixth Amended and Restated Bylaws of Dynegy Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Dynegy Inc. filed on August 26, 2014, File No. 001-33443).
4.1
Registration Rights Agreement, dated October 1, 2012, by and among the Company and the investors party thereto (Common Stock) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on October 4, 2012, File No. 001-33443).
4.2
Indenture, dated May 20, 2013, among Dynegy Inc., the Guarantors and Wilmington Trust, National Association as Trustee (5.875% Senior Notes due 2023) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on May 21, 2013, File No. 001-33443).
4.3
First Supplemental Indenture dated as of December 5, 2013 to the Indenture, dated May 20, 2013, among Dynegy Inc., the Guarantors and Wilmington Trust, National Association as Trustee (incorporated by reference to Exhibit 4.3 to the Annual Report on Form 10-K of Dynegy Inc. filed on February 27, 2014, File No. 001-33443).
4.4
Indenture dated as of November 1, 2000, from Ameren Energy Generating Company to The Bank of New York Mellon Trust Company, N.A., as successor trustee (Genco Indenture) (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of Ameren Energy Generating Company filed March 6, 2001, File No. 333-56594).
4.5
Third Supplemental Indenture dated as of June 1, 2002, to Genco Indenture, relating to Genco's 7.95% Senior Notes, Series E due 2032 (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of Ameren Energy Generating Company for the quarter ended June 30, 2002, File No. 333-56594).
4.6
Fourth Supplemental Indenture dated as of January 15, 2003, to Genco Indenture, relating to Genco 7.95% Senior Notes, Series F due 2032 (incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K of Ameren Energy Generating Company for the ended December 31, 2002, File No. 333-56594).
4.7
Fifth Supplemental Indenture dated as of April 1, 2008, to Genco Indenture, relating to Genco 7.00% Senior Notes, Series G due 2018 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Ameren Energy Generating Company filed on April 9, 2008, File No. 333-56594)
4.8
Sixth Supplemental Indenture, dated as of July 7, 2008, to Genco Indenture, relating to Genco 7.00% Senior Notes, Series H due 2018 (incorporated by reference to Exhibit 4.55 to the Registration Statement on Form S-3 of Ameren Energy Generating Company filed November 17, 2008, File No. 333-56594).

Exhibit No.		Document
4.9		Seventh Supplemental Indenture, dated as of November 1, 2009, to Genco Indenture, relating to Genco 6.30% Senior Notes, Series I due 2020 (incorporated by reference to Exhibit 4.8 to the Current Report on Form 8-K of Ameren Energy Generating Company filed on November 17, 2009, File No. 333-56594).
4.10
Registration Rights Agreement, dated June 6, 2002 among Ameren Energy Generating Company and the Initial Purchasers relating to the Ameren Energy Generating Company's 7.95% Senior Notes, Series E due 2032 (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of Ameren Energy Generating Company for the quarter ended June 30, 2002, File No. 333-56594).
4.11
Registration Rights Agreement, dated April 9, 2008 among Ameren Energy Generating Company and the Initial Purchasers relating to the Ameren Energy Generating Company's 7.00% Senior Notes, Series G due 2018 (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-4 of Ameren Energy Generating Company filed May 19, 2008, File No. 333-56594).
4.12	**	Form of Indenture between Dynegy Inc. and Wilmington Trust, National Association as Trustee, relating to Dynegy's debt securities.
4.13	*	Form of debt securities
4.14	*	Form of Warrant Agreement
4.15	*	Form of Unit Agreement
4.16	*	Form of Deposit Agreement
4.17	*	Form of Purchase Contract
5.1	**	Opinion of White & Case LLP
12.1	**	Statement regarding computation of Ratio of Earnings to Fixed Charges
23.1	**	Consent of Ernst & Young LLP
23.2	**	Consent of Deloitte & Touche LLP, relating to the consolidated financial statements of the Duke Midwest Generation Business and its subsidiaries
23.3	**	Consent of Deloitte & Touche LLP, relating to the combined financial statements of EquiPower Resources Corp. and subsidiaries and Brayton Point Holdings, LLC and subsidiary
23.4	**	Consent of PricewaterhouseCoopers LLP
23.5	**	Consent of White & LLP (included in Exhibit 5.1)
24.1	**	Power of Attorney (included on the signature page of the Registration Statement)
25.1	**	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association for debt securities
99.1	**	Unaudited Pro Forma Condensed Combined Financial Information

*
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

**
Filed herewith.